UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2022

PARK AEROSPACE CORP.
(Exact Name of Registrant as
Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1400 Old Country Road, Westbury,	New York	11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   (631) 465-3600

PARK AEROSPACE CORP.
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.10 per share	PKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company on July 19, 2022:

The persons elected as directors of the Company and the voting for such persons were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Dale Blanchfield	15,867,427	1,093,023	8,354	1,813,774
Emily J. Groehl	16,480,285	478,856	9,663	1,813,774
Yvonne Julian	16,514,901	445,251	8,652	1,813,774
Brian E. Shore	16,282,141	667,282	19,381	1,813,774
Carl W. Smith	16,456,248	503,904	8,652	1,813,774
D. Bradley Thress	16,920,267	40,183	8,354	1,813,774
Steven T. Warshaw	15,870,807	1,089,643	8,354	1,813,774

The proposal to approve an advisory (non-binding) resolution relating to the compensation of the named executive officers was approved by the Shareholders. There were 15,987,155 votes for such approval, 969,857 votes against, 11,792 abstentions and 1,813,774 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 26, 2023 was ratified by the Shareholders. There were 18,744,711 votes for such ratification, 33,858 votes against, 4,009 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK AEROSPACE CORP.

Date: July 21, 2022	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Senior Vice President and Chief Financial Officer